                                                                   EXHIBIT 10.2

                               U.S. FOODSERVICE
                             RESTRICTED UNIT PLAN
                           Effective:  July 1, 1998

                               AS AMENDED AS OF
                                 JULY 20, 1999

                               TABLE OF CONTENTS

                                                                              Page
1. DEFINITIONS................................................................  1
2. SHARES SUBJECT TO THE PLAN.................................................  2
3. RESTRICTED UNIT GRANT......................................................  2
4. RESTRICTED UNIT ACCOUNTS...................................................  3
   4.1. Restricted Unit Account...............................................  3
   4.2. Account Credits and Debits............................................  3
   4.3. Subaccounts...........................................................  3
5. VESTING....................................................................  3
   5.1. General...............................................................  3
   5.2. Retirement; Disability; Death; Termination of Plan;
          Change in Control...................................................  4
   5.3. Change of Control.....................................................  4
   5.4. Good Reason...........................................................  5
   5.5. Termination for Cause.................................................  5
   5.6. Termination Without Cause.............................................  6
6. INVESTMENT EXPERIENCE......................................................  7
   6.1. Restricted Unit Account...............................................  7
   6.2. Taxes.................................................................  8
7. DISTRIBUTIONS..............................................................  8
   7.1. Distribution After Vesting............................................  8
   7.2. Separation From Service...............................................  8
   7.3. Death; Disability; Retirement.........................................  9
   7.4. Resignation...........................................................  9
   7.5. Hardship.............................................................. 10
   7.6. Change of Control..................................................... 10
   7.7. Form of Payment....................................................... 10
8. ADMINISTRATION............................................................. 11
   8.1. Committee............................................................. 11
   8.2. Rules for Administration.............................................. 11
   8.3. Committee Action...................................................... 11
   8.4. Delegation............................................................ 11
   8.5. Services.............................................................. 11
   8.6. Indemnification....................................................... 12
9. AMENDMENT AND TERMINATION.................................................. 12
10. GENERAL PROVISIONS........................................................ 12
   10.1. Limitation of Rights................................................. 12
   10.2. Employment Rights.................................................... 12
   10.3. Assignment, Pledge or Encumbrance.................................... 12
   10.4. Minor or Incompetent................................................. 13
   10.5. Beneficiary.......................................................... 13


                                                                              Page
   10.6. Binding Provisions................................................... 13
   10.7. Notices.............................................................. 13
   10.8. Governing Law........................................................ 13
   10.9. Pronouns............................................................. 14
   10.10. Withholding......................................................... 14
   10.11. Effective Dates..................................................... 14

1.   DEFINITIONS

1.1  "Affiliate" means any legal entity controlled, directly or indirectly, by
      ---------
     U.S. Foodservice.

1.2  "Beneficiary" means any person(s) or legal entity(ies) designated by the
      -----------
     Participant or otherwise determined in accordance with SECTION 10.5.

1.3  "Board of Directors" means the Board of Directors of the Company.
      ------------------

1.4  "Cause" shall have the meaning set forth in SECTION 5.5.
      -----

1.5  "Change of Control" shall have the meaning set forth in SECTION 5.3.
      -----------------

1.6  "Committee" means the Administrative Committee which administers the Plan
      ---------
     in accordance with SECTION 8.

1.7  "Common Stock" means the common stock, par value $0.01 per share, of the
      ------------
     Company.

1.8  "Company" means U.S.  Foodservice, a Delaware corporation, or any successor
      -------
     thereto.

1.9  "Continuous Service" means the total uninterrupted service of a Participant
      ------------------
     with the Company or an Affiliate from July 1, 1998 to the date of his Separation from Service.

1.10 "Disability" means the absence of the Participant from the Participant's
      ----------
     duties with the Participant's Employer on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant's legal representative.

1.11 "Eligible Employee" for each Plan Year means an officer or other key
      -----------------
     management employee of the Employer designated by the Compensation Committee as eligible to participate in the Plan.

1.12 "Employer" means the Company and any Affiliate thereof which shall be
      --------
     designated by the Board of Directors as a participating employer under the Plan.

1.13  "Good Reason" shall have the meaning set forth in SECTION 5.4.
       -----------

1.14 "Grant" means an award of Restricted Stock Units under the Plan.
      -----

1.15 "Participant" means an Eligible Employee who participates in the Plan in
      -----------
     accordance with SECTION 3.

1.16 "Plan" means the U.S.  Foodservice Restricted Unit Plan as set forth herein
      ----
     and as amended from time to time.

1.17 "Restricted Stock Unit" means a unit awarded to a Participant pursuant to
      ---------------------
     SECTION 3, which represents a conditional right to receive a share of Common Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

1.18 "Retirement" means a Participant's Separation from Service on or after
      ----------
     attaining age 55 other than due to Disability, death or termination for Cause.

1.19 "Separation from Service" means termination of a Participant's employment
      -----------------------
     with the Participant's Employer by reason of Retirement, Disability, death, resignation, termination for Cause or otherwise. Transfer to employment with an Affiliate shall not be deemed to be Separation from Service.

2.   SHARES SUBJECT TO THE PLAN.

Subject to adjustment as provided in SECTION 6.1, the aggregate number of shares of Common Stock that may be made available for distribution to Participants under the Plan is the sum of (i) 500,000 and (ii) any shares of Common Stock that are reserved for issuance under the Company's Supplemental Executive Retirement Plan, including shares which are forfeited, expire or are canceled without the delivery of shares or which result in the forfeiture of shares to the Company. The shares issuable under the Plan shall be issued pursuant to the U.S. Foodservice 1994 Stock Incentive Plan or the U.S. Foodservice 1998 Stock Option and Incentive Plan and may, in the discretion of the Board of Directors, be authorized but unissued shares, treasury shares or issued and outstanding shares that are purchased in the open market.

3.   RESTRICTED UNIT GRANT

The Employer shall credit each Participant's Restricted Unit Account with the number of units awarded to the Participant set forth in APPENDIX A to the Plan, which represent a conditional right to receive a share of Common Stock in the future, and which are subject to restrictions and to a risk of forfeiture.

4.   RESTRICTED UNIT ACCOUNTS

     4.1. RESTRICTED UNIT ACCOUNT

     Each Participant's Restricted Unit Account shall be credited with the Restricted Stock Units awarded to the Participant and shall be credited with dividends deemed attributable to the Restricted Stock Units credited to that Account subject to adjustment as provided in SECTION 6.1.

     4.2. ACCOUNT CREDITS AND DEBITS

     All amounts credited to the Participant's Restricted Unit Account shall at all times be the sole and absolute property of the Company. The Restricted Unit Accounts shall be debited to the extent of any distributions made pursuant to SECTION 7.

     4.3. SUBACCOUNTS

     The Committee may establish such subaccounts or separate accounts for each Participant as may be appropriate for the proper administration of the Plan.

5.   VESTING

     5.1. GENERAL

     A Participant shall be vested in the amount credited to the Restricted Unit Account established for him in accordance with the following schedule:

        Years of Continuous Service     Vested Percentage
        ---------------------------     -----------------
               Less than 6.5                    0
               At least 6.5                     25
               At least 7.5                     50
               At least 8.5                     75
               9.5 or more                      100

5.2. RETIREMENT; DISABILITY; DEATH; TERMINATION OF PLAN; CHANGE IN CONTROL

Notwithstanding the provisions of SECTION 5.1, the amount credited to a Participant's Employer Contribution Account shall be 100% vested in the event of
(i) Separation from Service by reason of Retirement, Good Reason (as defined below), Disability, or death of a Participant, (ii) termination of the Plan or
(iii) a "Change of Control" (as defined below).

5.3. CHANGE OF CONTROL

"Change of Control" shall mean the happening of any of the following:

(a) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as defined in Paragraph (b) below) other than the Board of Directors;

(b) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Company's stock generally entitled to vote for the election of directors ("Voting Stock") or the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or other transaction (a "Business Transaction"), in each case, unless, following such Business Transaction, (i) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Transaction) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of Voting Stock of the Company or the corporation resulting from such Business Transaction and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Transaction; or

(c)  consummation of a complete liquidation or dissolution of the Company.

5.4.  GOOD REASON

"Good Reason" shall mean the happening of any of the following:

(a) the assignment to the Participant of any duties inconsistent, negatively, in any material respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by such Participant's position and any employment agreement between the Participant and the Participant's Employer, or any other action by the Employer which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by the Participant;

(b) any failure by the Employer to comply with any of the provisions governing compensation of any employment agreement between the Participant and the Employer other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by the Participant; or

(c) any action by the Employer requiring the Participant to be based at any office or location outside the metropolitan area of the office at which the Participant was based at the time the Participant commenced participating in the Plan or requiring the Participant to travel on Employer business to a substantially greater extent than required at the time the Participant commenced participating in the Plan.

For purposes of this SECTION 5.4, any good faith determination of "Good Reason" made by the Participant shall be conclusive.

5.5. TERMINATION FOR CAUSE

If a Participant in the Plan incurs a termination of employment for Cause or, in the reasonable judgment of the Board of Directors, has failed to comply with the terms of any restrictive covenant of any employment agreement between the Participant and the Participant's Employer, the Participant shall forfeit all rights to receive any distributions or payments under the Plan. "Cause" means (i) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Participant's Employer (other than any failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board of Directors or Chief Executive Officer believes that the Participant has not substantially performed the Participant's duties, or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Employer. For purposes of this definition, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Employer. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Employer. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for such purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, the Participant has engaged in the conduct described in subparagraph
(i) or (ii) above, and specifying the particulars thereof in detail.

5.6. TERMINATION WITHOUT CAUSE

If the Company terminates the Participant's employment other than for Cause, the Participant shall be vested in the amount credited to the Restricted Unit Account established for him in accordance with the following schedule:


        Years of Continuous Service    Vested Percentage
        -----------------------------  -----------------
               Less than .5                    0

               At least  .5                   10

               At least 1.5                   20


               At least 2.5                   30

               At least 3.5                   40

               At least 4.5                   50

               At least 5.5                   60

               At least 6.5                   70

               At least 7.5                   80

               At least 8.5                   90

               9.5 or more                   100

     provided, however, if the Participant is over 45 years of age on July 1, 1998, and if the Company terminates the Participant's employment other than for Cause, the Participant shall be vested in the amount credited to the Restricted Unit Account established for him pro-rata based on the ratio of
     (x) the Participant's Years of Continuous Service from July 1, 1998 to the date of termination to (y) the number of years from July 1, 1998 to the date the Participant would attain 55 years of age.

6.   INVESTMENT EXPERIENCE

     6.1. RESTRICTED UNIT ACCOUNT

     Each Participant's Restricted Unit Account shall be deemed to be invested in Restricted Stock Units. The Committee will credit and adjust each Participant's Restricted Unit Account, as provided in SECTIONS 4.1 and 4.2, the amounts by which the Participant's Restricted Unit Account would have increased or been adjusted if it had been invested in Common Stock. The deemed investment is to be used only for the purpose of valuing each Participant's Restricted Unit Account. The Company and the Committee are under no obligation to acquire or provide any Common Stock, and any investments actually made by the Committee will be made solely in the name
     of the Company and will remain the property of the Company.   If the number
     of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company, in each case on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, the number and kinds of shares in which the Restricted Unit Account is deemed invested shall be adjusted proportionately and accordingly by the Company.

     6.2. TAXES

     All taxes required to be paid in connection with the deemed investment experience of Restricted Unit Accounts, but not in connection with the distributions to Participants, shall be paid by the Employer.

7.   DISTRIBUTIONS

     7.1. DISTRIBUTION AFTER VESTING

     In addition to the election with respect to the method of payment upon Separation from Service specified in SECTION 7.2, each Participant may elect, at the time and in such manner as approved by the Committee, one of the following methods to receive payment of his Restricted Stock Account on or after the date the Restricted Stock Account is 100% vested:

     (a)  a lump sum payment;

     (b) pro-rata annual installment payments for a period not to exceed 15 years with each installment equal to the unpaid balance of such accounts divided by the number of remaining payments; or

     (c) one or more installments in an amount or amounts and at the date or dates elected by the Eligible Employee.

     A Participant may request a change in his election as to the method of payment, by written notice to the Committee, subject to approval by the Committee in its sole discretion, at any time in a tax year prior to the tax year in which distributions would otherwise commence; however, if a Participant's Separation from Service for any reason other than death occurs less than ninety (90) days following any election or request for a change in election of a method of payment to himself, such election may be disregarded by the Committee.

     7.2. SEPARATION FROM SERVICE.

     At the time an Eligible Employee commences participation in the Plan, he shall also elect, in such manner as approved by the Committee, one of the following methods for the payment of the vested portion of his Restricted Unit Account commencing within five years of his Separation from Service:

     (a)  a lump sum payment; or

     (b) pro-rata annual installment payments for a period not to exceed 15 years after Separation from Service, with each installment equal to the unpaid balance of such accounts divided by the number of remaining payments; and, if the Participant dies before all payments are made, the remaining payments are to be made to his Beneficiary.

     A Participant may elect one method of payment to himself and a different method of payment to his Beneficiary.

     A Participant may request a change of his election as to the method of payment, by written notice to the Committee, subject to approval by the Committee in its sole discretion, at any time in a tax year prior to the tax year of his Separation from Service, provided, however, if a Participant's Separation from Service for any reason other than death occurs less than ninety (90) days following any election or request for a change in election of a method of payment to himself, such election may be disregarded by the Committee.

     7.3.  DEATH; DISABILITY; RETIREMENT

     Upon a Participant's Separation from Service by reason of his death, Disability or Retirement, the Company shall pay to him, or to his Beneficiary in the case of his death, his Restricted Unit Account as of the date of Separation from Service. Payment shall be made by the method and on the date(s) previously elected by the Participant or, in the sole discretion of the Committee, in a lump sum.

     Lump sum payments shall be made on the last day of the calendar quarter in which the Participant's Separation from Service occurs or on the date previously elected by the Participant, if applicable.

     7.4.  RESIGNATION

     Notwithstanding the provisions of SECTION 7.2, upon a Participant's Separation from Service by reason of his resignation prior to age 55, the Company shall pay to him the vested portion of his Restricted Unit Account as of the Date of Separation from Service resulting from his resignation.

     Payment shall be made to the Participant in a single lump sum on the last day of the calendar quarter in which his resignation or discharge occurs.

     Notwithstanding the foregoing, at the Participant's request, the Committee, at its option, may defer payment of the Participant's then vested Restricted

     Unit Account to the time(s) previously selected by such Participant pursuant to SECTION 7.2. In the event of the Participant's death, the balance of such accounts shall be distributed in accordance with SECTION 7.3.

     7.5.  HARDSHIP

     (a) Upon application by a Participant and approval thereof by the Committee, the Participant may withdraw, upon a showing of hardship, part or all of the amount vested in his Restricted Unit Account.

     (b) For purposes of SECTION 7.5(a), "hardship" shall mean severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, which hardship may not be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent such liquidation would not itself cause severe financial hardship).

     7.6.  CHANGE OF CONTROL.

     Notwithstanding anything to the contrary contained in this Plan, upon the consummation, of a Change of Control as defined in SECTION 5.3, each Participant's Restricted Unit Account shall be immediately vested and distributed to him in a lump sum distribution within 15 days following the consummation of such Change in Control.

     7.7. FORM OF PAYMENT.

     The value of the Restricted Unit Account shall be distributed to the Participant in shares of Common Stock. The Company shall take use its best efforts to maintain the effectiveness of a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to shares of Common Stock distributable pursuant to the Plan.

8.   ADMINISTRATION

     8.1.  COMMITTEE

     The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in an Administrative Committee. The Committee shall consist of at least two members appointed from time to time by the Board of Directors to serve at the pleasure thereof. The initial Administrative Committee shall consist of the Chief Financial Officer and the General Counsel of the Company. Any member of the Committee may resign by delivering his written resignation to the Company, and may be removed at any time by action of the Board of Directors.

     8.2.  RULES FOR ADMINISTRATION

     Subject to the limitations of the Plan, the Committee may from time to time establish rules and procedures for the administration and interpretation of the Plan and the transaction of its business as the Committee may deem necessary or appropriate. The determination of the Committee as to any disputed question shall be conclusive.

     8.3.  COMMITTEE ACTION

     Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of such majority, expressed from time to time by a vote at a meeting (a) in person, (b) by telephone or other means by which all members may hear one another or (c) in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

     8.4.  DELEGATION

     The members of the Committee may authorize one or more of their number to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do.

     8.5.  SERVICES

     The Committee may employ or retain agents to perform such clerical, accounting and other services as they may require in carrying out the provisions of the Plan.

     8.6.  INDEMNIFICATION

     The Company shall indemnify and save harmless each member of the Committee against all expenses and liabilities arising out of membership on the Committee, excepting only expenses and liabilities arising from such member's own gross negligence or willful misconduct, as determined by the Board of Directors.

9.   AMENDMENT AND TERMINATION

The Company, by action of the Board of Directors or the Compensation Committee thereof, may at any time or from time to time modify or amend any or all of the provisions of the Plan or may at any time terminate the Plan provided that the Company may not amend SECTION 5 or 7.6 to adversely affect any Participant rights under such SECTIONS 5 and 7.6. No such action shall adversely affect the accrued or vested rights of any Participant hereunder without his consent thereto.

10.  GENERAL PROVISIONS

     10.1.  LIMITATION OF RIGHTS

     No Participant or other Eligible Employee shall have any right to any payment or benefit hereunder except to the extent provided in the Plan.

     10.2.  EMPLOYMENT RIGHTS

     The employment rights of any Participant or other Eligible Employee shall not be enlarged, guaranteed or affected by reason of any of the provisions of the Plan.

     10.3.  ASSIGNMENT, PLEDGE OR ENCUMBRANCE

     Assignment, pledge or other encumbrance of any payments or benefits under the Plan shall not be permitted or recognized and, to the extent permitted by law, no such payments or benefits shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same, except to the extent such assignment, pledge or other encumbrance is in favor of the Company to secure a loan or other extension of credit from the Company to the Participant.

     10.4.  MINOR OR INCOMPETENT

     If the Committee determines that any person to whom a payment is due hereunder is a minor or is incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due to such person to be made to another for the benefit of such minor or incompetent without responsibility of the Company or the Committee to see to the application of such payment, unless claim prior to such payment is made therefor by a duly appointed legal representative.
     Payments made pursuant to such power shall operate as a complete discharge of the Company and the Committee.

     10.5.  BENEFICIARY

     Each Participant may designate, by written notice to the Committee, any person or persons or legal entity or legal entities, including such Participant's estate, as such Participant's Beneficiary under the Plan. A Participant may revoke the Participant's designation of a Beneficiary or change such Participant's Beneficiary at any time prior to such Participant's death by written notice to the Committee. If no person or legal entity shall be designated by a Participant as such Participant's Beneficiary or if no designated Beneficiary survives such Participant, such Participant's Beneficiary shall be such Participant's estate.

     10.6.  BINDING PROVISIONS

     The provisions of this Plan shall be binding upon each Participant as a consequence of his election to participate in the Plan, and upon the Company, and their respective heirs, executors, administrators, and assigns.

     10.7.  NOTICES

     Any election made or notice given by a Participant pursuant to the Plan shall be in writing to the Committee or to such representative as may be designated by it for such purpose and shall be deemed to have been made or given on the date received by the Committee or its representative.

     10.8.  GOVERNING LAW

     The validity and interpretation of the Plan and of any of its provisions shall be construed under the laws of the State of Maryland without giving effect to the choice of law provisions thereof.

     10.9.  PRONOUNS

     The masculine pronoun shall be deemed to include the feminine wherever it appears in the Plan unless a different meaning is required by the context.

     10.10. WITHHOLDING

     Subject to the right of the Participant to pay to the Company, in cash or cash equivalents, any amounts as may be necessary to satisfy all or a portion of any federal, state and local tax withholding requirements, the Company shall withhold from the shares of Common Stock distributable to such Participant such number of shares as shall be sufficient to satisfy all or any federal, state and local tax withholding requirements applicable to the designated distribution.

     10.11.  EFFECTIVE DATES

     This Plan shall be effective as of July 1, 1998.

                                   * * * * *

                                 ADDENDUM NO. 1
                                      TO
                               U.S. FOODSERVICE
                             RESTRICTED UNIT PLAN


     THIS ADDENDUM NO. 1 TO U.S. FOODSERVICE RESTRICTED UNIT PLAN ("Addendum") is made effective as of July 6, 1999 (the "Effective Date"), by U.S. Foodservice, a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, the Company adopted the U.S. Foodservice Restricted Unit Plan as of July 1, 1998 (the "Plan"); and

     WHEREAS, pursuant to the authority to amend or modify the Plan reserved to the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") pursuant to Section 9 of the Plan, the Compensation Committee has determined that James L. Miller ("Miller") shall receive a Grant, as of the Effective Date, of an additional 132,232 Restricted Stock Units, upon the terms and conditions set forth in the Plan, as modified by this Addendum.

     NOW, THEREFORE:

1.  Defined Terms.  Defined terms utilized herein but not defined herein shall
    -------------
    have the meanings ascribed to such terms in the Plan.

2.  Additional Restricted Unit Grant.  The Employer hereby grants to Miller and
    --------------------------------
    credits to Miller's Restricted Unit Account, as of the Effective Date, 132,232 Restricted Stock Units (the "Additional Units"), subject to all of the terms and conditions of the Plan, as modified by this Addendum. The Grant referenced in the foregoing sentence shall be in addition to the Grant of 165,290 Restricted Stock Units (post-split calculation) awarded to Miller pursuant to the Plan as originally adopted (the "Original Units") and nothing set forth in this Addendum shall modify the terms and conditions applicable to the Original Units.

3.  Vesting.  As to the Additional Units, in lieu of the provisions of Section
    -------
    5.6 of the Plan, the following provisions shall apply:

    If the Company terminates the Participant's employment other than for Cause, the Participant shall be vested in the amount credited to the Restricted Unit Account established for him in accordance with the following schedule:


Years of Continuous Service    Vested Percentage
-----------------------------  -----------------
      Less than .5                     0
      At least  .5                    10
      At least 1.5                    20
      At least 2.5                    30
      At least 3.5                    40
      At least 4.5                    50
      At least 5.5                    60
      At least 6.5                    70
      At least 7.5                    80
      At least 8.5                    90
      9.5 or more                    100

    provided, however, if the Participant is over 45 years of age on July 1, 1998, and if the Company terminates the Participant's employment other than for Cause, the Participant shall be vested in the amount credited to the Restricted Unit Account established for him pro-rata based on the ratio of
    (x) the Participant's Years of Continuous Service from July 1, 1999 to the date of termination to (y) the number of years from July 1, 1999 to the date the Participant would attain 55 years of age.

4.  Effect on Elections.  Except as specifically indicated otherwise, all
    -------------------
    elections made by Miller with respect to the Original Units, including without limitation elections regarding method of payment and designation of Beneficiary, shall apply to the Additional Units.

5.  Effect on Plan.  Except as explicitly modified hereby, the Plan shall remain
    --------------
    in full force and effect in accordance with its terms.


                                       2